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                            Community Financial Corp.
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                (Name of Registrant as Specified in Its Charter)

                               Barrett R. Rochman
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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                               BARRETT R. ROCHMAN
                                   31 Homewood
                           Carbondale, Illinois 62901
                                 (800) 529-3513

                                 April 7, 2000


Dear Fellow Stockholder:

            MANAGEMENT HAD ITS CHANCE - NOW IS THE TIME FOR A CHANGE

         I was very disappointed with Wayne Benson's recent letter to you and it prompts me to send this letter. The tone and accusations in his letter are disturbing - his letter is self-serving and misleading. It is unfortunate that our President feels he has to resort to these types of questionable tactics, but I trust you are able to see through his deceptive strategy.

         I wish Mr. Benson and the company would discuss what is important and not try to distract and confuse stockholders with irrelevant details. I know you have come to realize that neither Mr. Benson nor any director has yet to respond to my concerns over our company's financial performance and stock price, other than Wayne Benson agreeing with me that both have been disappointing. Someone is responsible for our company's state of affairs, and it is not you or me. The facts do indeed speak for themselves:

         o A report used by our company states that our total shareholder returns since going public in 1995 have been a NEGATIVE 6.85% compared to 87.78% for the NASDAQ Bank Index and 411.88% for the NASDAQ Composite Index.

         o Our company's stock traded at $9 3/8 on April 6, 2000. That price is below the initial public offering price of our company's stock when it went public in 1995. Who's kidding who? Have you received an acceptable return on your investment in Community Financial common stock?

         o Our directors and executives have received a lot of stock and options from our company. What have we stockholders received in return? How has our stockholder value been enhanced?

         o Our company's net income was lower in 1999 than in 1998. Does our board not realize that our profits are going in the wrong direction? How long does management want stockholders to wait for improved performance and stock price?

Please allow me to provide you with additional information as you consider how to vote.

         I discovered something that really bothers me. The management recognition plan provides that Community Financial will pay to each person who receives shares under the plan a cash bonus equal to 40% of the value of the shares that have vested. The bonus is paid in order to cover the person's federal tax liability for the shares received.

         This provision relating to taxes was not in the management recognition plan approved by stockholders. The plan was amended by the board in 1996 after stockholders approved the plan. The amendment states that the provision permitting a cash bonus to cover the tax liability under the plan "is in the best interest of the company." I certainly can understand how paying this tax liability

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         is in the best interest of our directors and executive officers, but someone needs to explain to me how paying this tax liability is in our company's best interest based on the company's performance.

         As you know, Community Financial just sent to you two days ago a supplement to its proxy statement that NOW discloses this bonus arrangement. This information should have been discussed in its original proxy statement dated March 14, 2000, but it conveniently was omitted. The amended plan also should have been filed with the Securities and Exchange Commission in 1996, but it was filed just two days ago - almost 4 years late! WHY DID OUR COMPANY HIDE THIS IMPORTANT INFORMATION FROM STOCKHOLDERS? We deserve better treatment.

         All of us as stockholders have the right under Illinois law to review the minutes of board of directors meetings of Community Financial under certain circumstances. I made a request to review certain minutes but our company refused to provide them to me. Unfortunately, I was forced to file a lawsuit against Community Financial to obtain access to the minutes. The court recently determined that my claim was meritorious and the judge ordered our company to provide me with the information that I had requested.

         Why didn't our board of directors resolve this issue quickly and amicably rather than spend time and corporate money trying to prevent me from obtaining what I was entitled to receive?

THE BOTTOM LINE IS:

         I believe our company's financial results are poor and stock price is low. Management had its chance for the past 4 1/2 years to improve our company's financial performance and stock price but has FAILED - now, management wants more time. I say we need an immediate change at Community Financial.

         I hope many stockholders will attend the annual meeting on April 27, and I look forward to seeing you there. I would appreciate and be honored to receive your vote. We can make a difference at Community Financial.

         If you have any questions or need additional information, please do not hesitate to call me at (800) 529-3513.

                                                     Sincerely,



                                                     /s/ Barrett R. Rochman


                                                     Barrett R. Rochman


IMPORTANT - PLEASE DO NOT SIGN OR RETURN ANY WHITE PROXY CARDS. PLEASE SIGN AND RETURN ONLY YOUR BLUE PROXY CARD TO ME. IF YOU HOLD YOUR SHARES THROUGH A BROKER OR A BANK, PLEASE SIGN AND RETURN ONLY YOUR BLUE PROXY CARD TO YOUR BROKER OR BANK. IF YOU DID NOT RECEIVE A BLUE PROXY CARD, PLEASE CALL YOUR BROKER OR BANK IMMEDIATELY AND INSTRUCT THEM TO VOTE ONLY THE BLUE PROXY CARD.

  REMEMBER, WE STOCKHOLDERS SHOULD HAVE A VOICE IN THE AFFAIRS OF OUR COMPANY.
                WE CAN MAKE A DIFFERENCE AT COMMUNITY FINANCIAL.

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